UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 5, 2007 (April 2, 2007)

INLAND AMERICAN REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-51609 (Commission File Number)	34-2019608 (IRS Employer Identification No.)

2901 Butterfield Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 2, 2007, Inland American Real Estate Trust, Inc., a Maryland corporation (the “Company”), and Inland American Acquisition (Winston), LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“MergerCo” and together with the Company, the “Company Parties”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Winston Hotels, Inc., a North Carolina corporation (“Winston”), and WINN Limited Partnership, a North Carolina limited partnership and Winston’s operating partnership (“WINN” and, together with Winston, the “Winston Parties”).

Pursuant to the Merger Agreement, at closing (i) Winston will merge with and into MergerCo, with MergerCo continuing as the surviving entity (the “Merger”), and (ii) the Company will purchase one hundred (100) Common Units of partnership interest in WINN for a purchase price of one hundred dollars ($100.00), whereby the Company will become a limited partner of WINN.  Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”):

•                  each common unit of MergerCo will be converted into one validly issued, fully paid and non-assessable common unit of the surviving entity of the Merger;

•                  each share of common stock of Winston, par value $0.01 per share (the “Winston Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares owned by the Winston Parties, the Company Parties and their respective subsidiaries) will be converted into, and cancelled in exchange for, the right to receive an amount in cash to be paid by the Company equal to $15.00, without interest (the “Common Share Merger Consideration”);

•                  each share of 8.00% Series B Cumulative Preferred Stock of Winston, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time will be converted into, and cancelled in exchange for, the right to receive an amount in cash to be paid by the Company equal to the sum of (i) $25.44 per share (if the Effective Time occurs on or prior to June 30, 2007) or $25.38 per share (if the Effective Time occurs after June 30, 2007 and on or prior to September 30, 2007) plus (ii) any accrued and unpaid dividends as of the Effective Time; and

•                  each partnership interest in WINN that is not specifically designated as a Series B Preferred Unit issued and outstanding immediately prior to the Effective Time will be converted into, and cancelled in exchange for, the right to receive an amount in cash equal to the Common Share Merger Consideration, multiplied by the Conversion Factor (as defined in the WINN Amended and Restated Agreement of Limited Partnership, as amended), which as of the date hereof is one (1).

Winston, WINN and the Company Parties have made customary representations, warranties and covenants in the Merger Agreement, including, among others, Winston’s covenant not to solicit acquisition proposals or to permit any of its subsidiaries or affiliates to do so, or to participate in discussions relating to an acquisition proposal or furnish non-public information relating to an acquisition proposal, subject to certain exceptions that permit Winston’s board of directors to comply with their fiduciary duties under state and federal law.

The Merger Agreement prohibits Winston from paying any dividends on the Winston Common Stock prior to the Effective Time or making any other distribution to the holders of the Winston Common Stock, payable in cash, stock, property or otherwise.  In addition, Winston has agreed to certain restrictions on its operating activities without the Company’s consent, including the sale of certain properties and the acquisition new properties.

The Merger is subject to various closing conditions, including, among other things, the requisite approval of the Merger by the affirmative vote of a majority of the outstanding shares of the Winston Common Stock, the absence of a material adverse effect on Winston, the delivery of a tax opinion relating to Winston’s REIT tax status, the receipt of certain third party consents, the repayment of all outstanding debt under Winston’s line of credit and the continued accuracy at closing of Winston’s representations and warranties made in the Merger Agreement.

The Merger Agreement may be terminated under certain circumstances and further provides that, upon termination of the Merger Agreement in connection with a superior proposal, Winston will be required to pay the Company a termination fee of $11 million as well as out-of-pocket expenses incurred by the Company in connection with the transactions contemplated by the Merger Agreement in an amount not to exceed $9 million.  If the Company terminates the Merger Agreement due to Winston’s breach of the representations, warranties, covenants and agreements contained in the Merger Agreement, Winston must pay a termination fee of $11 million as well as the Company’s out-of-pocket expenses incurred in connection with the Merger Agreement, not to exceed $9 million.

In connection with executing the Merger Agreement, Winston paid Wilbur Acquisition Holding Company, LLC a total of $20 million in satisfaction of termination fees and reimbursement of expenses relating to the termination of Winston’s February 21, 2007 agreement with Wilbur Acquisition Holding Company, LLC.  Pursuant to the terms of the Merger Agreement, the Company has reimbursed Winston for the $20 million payment.  In the event of termination of the Merger Agreement under certain circumstances, Winston is required to repay this $20 million payment to the Company.

The board of directors of the Company has unanimously approved the Merger Agreement and related transactions.  Likewise, Winston’s board of directors, upon the recommendation of a special committee of its independent directors, unanimously approved the Merger Agreement and will recommend approval of the Merger by the holders of the Winston Common Stock.  The holders of the Winston Common Stock will be asked to vote on the proposed transaction at a special meeting that will be held on a date to be announced.

The foregoing description of certain terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)   Exhibits

2.1	Agreement and Plan of Merger, dated April 2, 2007, by and among Inland American Real Estate Trust, Inc., Inland American Acquisition (Winston), LLC, Winston Hotels, Inc. and WINN Limited Partnership.

Cautionary Statement Regarding Forward-Looking Statements

This document may contain forward-looking statements.  Forward-looking statements are statements that do not reflect historical facts, including statements regarding the Company’s management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by use of words such as “anticipates,” “may,” “will,” “should,” “could,” “expects,” “plans,” “estimates,”  “intends,” “believes,” and similar expressions that do not relate to historical matters.  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These risks and uncertainties include, but are not limited to, risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.  All forward-looking statements in this document are made as of today, based upon information known to the Company’s management as of the date hereof.  The Company assumes no obligation to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Date: April 5, 2007	By:	/s/ Lori J. Foust
	Name:	Lori J. Foust
	Title:	Treasurer and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated April 2, 2007, by and among Inland American Real Estate Trust, Inc., Inland American Acquisition (Winston), LLC, Winston Hotels, Inc. and WINN Limited Partnership.